SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2017

GARMATEX HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-196921	36-4752858
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

7458 Allison Place
Chilliwack, British Columbia, Canada
(778) 823-3104
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K
Current Report

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report (“Report”), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

As referred to hereinafter in this Report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company” refer to Garmatex Holdings Ltd.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Technology Licensing Agreement

We entered into and executed a non-exclusive Sublicense Agreement dated March 8, 2017 and the Garmatex Trademark & Technology License Agreement dated March 9, 2017 (collectively, “Master Sublicense Agreement”) with Garmatex Technologies, Inc. a company formed under the laws of the Province of British Columbia, Canada (“GTBC”) whereby we were granted various Intellectual Property Rights related to the design, development and manufacturing of various scientifically-engineered fabric technologies and performance technologies; including a patented T3® design, Bact-Out®, CoolSkin®, WarmSkin®, Kottinu™, ColdSkin™, SteelSkin™, Satinu™, CamoSkin™, RecoverySkin™, SlimSkin™, AbsorbSkin™ and IceSkin™ (collectively the foregoing are referred to hereinafter as the “Products”).

Pursuant to the terms of the agreement, we acquired the rights to further develop, commercialize, market and distribute certain proprietary inventions and know-how related to the Products. In exchange, we agreed to the following terms and conditions: (i) the Parties shall enter into Amendment No. 1 to the Arrangement Agreement, pursuant to which, among other things, the term “Termination Date” will be amended to mean May 31, 2017, or such later date as may be mutually agreed to in writing by the Parties; and (ii) we agreed to cancel various loans made pursuant to a Loan Agreement between us and GTBC in the aggregate amount of $953,988.00CDN.

The foregoing summary of the terms of the Master Sublicense Agreement and the Amendment No. 1 to the Arrangement Agreement, is qualified in its entirety by the complete copy of the Master Sublicense Agreement, as amended, and the Amendment No. 1 to the Arrangement Agreement, as amended, which are attached here to as exhibits, and are both incorporated by reference herein.

The original Arrangement Agreement was attached as Exhibit 10.1, to our current report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2016, and is incorporated by reference herein.

The original Secured and Subordinated Loan Agreement was attached as Exhibit 10.2, to our current report on Form 8-K, as filed with the SEC on March 16, 2016, and is incorporated by reference herein.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Master Sublicense Agreement is incorporated by reference into this Item 2.01. We have included the information that would be required if the registrant were filing a general form for registration of securities on Form 10, including a complete description of the business and operations of the Company, such information can be found under Item 5.06 of this Current Report.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

Upon entering into the Sublicense Agreement dated March 8, 2017 and the Garmatex Trademark & Technology License Agreement dated March 9, 2017, management has determined that our company ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 because we believe we are now able to fully exploit our intended business model.

Item 2.01(f) of Form 8-K states that if the registrant was a “shell” company, such as the Company was immediately before entering into the Master Sublicense Agreement, then the registrant must disclose in a Current Report on Form 8-K the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, this Report includes all of the information that would be included in a Form 10. Please note that unless indicated otherwise, the information provided below relates to us after the Master Sublicense Agreement. Information relating to periods prior to the date of the Master Sublicense Agreement only relate to the party specifically indicated. The following information is being provided with respect to the Company after giving effect to the Master Sublicense Agreement pursuant to the requirements of Item 2.01 of Form 8-K and Form 10.

FORM 10 DISCLOSURE

ITEM 1.	BUSINESS

Our Corporate History and Background

We were incorporated under the laws of the State of Nevada on April 9, 2014. Our fiscal year end is April 30. Following incorporation, we commenced the business of a mineral exploration company. On May 8, 2014, we incorporated our wholly-owned subsidiary, ORC Exploration LLC, for the purposes of mineral exploration. On May 20, 2014, we acquired an option to acquire a 100% legal and beneficial ownership interest in the Elizabeth mineral claim, located in the Omineca Mining District in the central part of the Province of British Columbia. Our initial mining exploration program, which was scheduled to commence in the second quarter of the fiscal year ending April 30, 2015, was delayed until the fourth quarter due to forest fire concerns.

Due to a dearth of available financing options, which has affected many junior mining companies in recent years, we subsequently ran out of funds to proceed with our planned exploration program. As a result, our management decided to seek out other potential business operations and management skills for the continuation of our business. In connection therewith, effective June 8, 2015, our chief executive officer (“CEO”) and sole director, Jose Montes, resigned all positions as an officer and director of the Company, and we appointed Mike Gilliland to serve as our sole officer and director. Effective March 14, 2016, Mr. Gilliland resigned all positions as an officer and director of our company, and we appointed Devon Loosdrecht to serve as our sole officer and director.

On April 8, 2016, we entered into an arrangement agreement (the “Arrangement Agreement”) with Garmatex Technologies, Inc. (“GTBC”), a private company incorporated under the laws of the Province of British Columbia, pursuant to which we agreed to acquire all of the outstanding securities of GTBC in exchange for the issuance of equivalent securities of our company by way of a statutory arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia). The Arrangement Agreement contains customary representations, warranties and conditions to closing. The Arrangement Agreement contains customary representations, warranties and conditions to closing. The closing of the Arrangement Exchange (the “Closing”) would only occur once the Company completes a name change, forward stock-split and was provided with audited financial statements from Garmatex, with such financial statements being prepared by an independent accounting firm registered with the Public Company Accounting Oversight Board (PCAOB).

Effective August 15, 2016, we completed a merger with our wholly-owned subsidiary, Garmatex Holdings. Ltd., a Nevada corporation, which was incorporated solely to effect a change in our name. As a result, we have changed our name from “Oaxaca Resources Corp.” to “Garmatex Holdings Ltd.”. Also effective August 15, 2016, we effected a twelve and one-half to one forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital of common stock increased from 90,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001 to 1,125,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001 and our previously outstanding 2,653,529 shares of common stock increased to 33,169,113 shares of common stock outstanding. There are no shares of preferred stock currently outstanding. We changed our name and effected forward-split as per the terms and conditions of the Arrangement Agreement.

As of the date of this report, and the Company and GTBC have determined that it is in the best interest of both parties to extend the term of the Arrangement Agreement, in order to allow GTBC additional time to provide us with the requisite audited financials as per the Arrangement Agreement.

Accordingly, we entered into and executed a non-exclusive Sublicense Agreement dated March 8, 2017 and the Garmatex Trademark & Technology License Agreement dated March 9, 2017 (collectively, “Master Sublicense Agreement”) with Garmatex Technologies, Inc. a company formed under the laws of the Province of British Columbia, Canada (“GTBC”) whereby we were granted various Intellectual Property Rights related to the design, development and manufacturing of various scientifically-engineered fabric technologies and performance technologies; including a patented T3® design, Bact-Out®, CoolSkin®, WarmSkin®, Kottinu™, ColdSkin™, SteelSkin™, Satinu™, CamoSkin™, RecoverySkin™, SlimSkin™, AbsorbSkin™ and IceSkin™ (collectively the foregoing are referred to hereinafter as the “Licensed IP”).

Pursuant to the terms of the agreement, we acquired the rights to further develop, commercialize, market and distribute certain proprietary inventions and know-how related to the Products. In exchange, we agreed to the following terms and conditions: (i) the Parties shall enter into Amendment No. 1 to the Arrangement Agreement; and (ii) we agreed to cancel various loans made pursuant to a Loan Agreement between us and GTBC in the aggregate amount of $953,988.00CDN.

Following the execution of the Master Sublicense Agreement and the grant of the license thereunder related to the Licensed IP, we are now able to fully implement our intended business plan and plan of operations.

Our Business

We plan to provide performance fabric solutions in virtually every sector that has textile applications. Our primary strategy is to deploy our performance fabrics as a premium ingredient brand, similar to Gore-Tex® in the outerwear market, or akin to Intel® in the computer space. We believe that our future fabrics will be superior in performance relative to current market “standards” and have a wide range of applications in multiple clothing and textile categories including, but not limited to, sports apparel, medical, sleepwear, linens, undergarments, military, designer wear, protective, industrial and first responders.

Our business model is to co-develop fabric with manufacturers to obtain exclusive licenses of technology and purchase fabric technology to build on our technology portfolio. We plan to commercialize these inventions by selling bolts of fabric directly to retailers and wholesalers. We plan to control the proprietary process of the technology for IP protection and do not intend to own any manufacturing facilities, which will effectively allow us to scale.

We are in the market to further acquire technologies from inventors looking for a commercialization partner.

Industry overview

In 2014, global exports for textiles and apparel totaled approximately US$797 bn. Of that total, $314bn totaled textile and world apparel totaled $483bn.

2014’s worldwide use of fibers amounted to 90.1 million tonnes, up by 4.4% . The sizeable acceleration in growth compared with a rise of 1.5% in 2011 was realized despite persistent economic uncertainties and still negative growth in the euro area.

The market size of 90.1 million tonnes corresponds with an average per capita consumption of 12.7kg. 2014’s growth rate of 4.4% succeeded to outperform the long-term growth rate of 2.8% since 1970 and the short-term average annual growth of 3.5% since the year 2000. The recent acceleration of fiber demand reflects the impact of rapidly rising disposable incomes in populous nations like the BRIC-countries.

The market trend has unabatedly shifted toward manmade fibers that hold a 67% share at present, up from 54% in 2000. This trend will continue the more as International Cotton Advisory Committee expects negative impacts from the Chinese cotton policy and the cost difference to polyester.

Increasing costs of production for cotton and a reduction of land for cotton will slow growth and present more opportunities for synthetic fibers to grow as a percentage of the market.

The most readily addressable consumer market segments for our company are the sporting apparel and medical verticals, where innovations in performance are critically needed.

Performance fabric and performance apparel market segment

Due to the competitive nature of the sports world, within which persists a constant need for extra advantage, performance-based product has skyrocketed in sales in recent years and will continue to see significant growth. Estimated at $150 billion today, Allied Market Research forecasts “the world sports apparel market is expected to generate revenue of $184.6 billion by 2020.”

Hospital linens and the medical segment

Hospital acquired infections are a major issue in hospitals and care facilities. In the United States, the Centers for Disease Control and Prevention estimated roughly 1.7 million hospital-associated infections, from all types of microorganisms, including bacteria and fungi combined, cause or contribute to 99,000 deaths each year. In Europe, where hospital surveys have been conducted, the category of gram-negative infections are estimated to account for two-thirds of the 25,000 deaths each year. Nosocomial infections can cause severe pneumonia and infections of the urinary tract, bloodstream and other parts of the body. Many types are difficult to treat with antibiotics. In addition, antibiotic resistance can complicate treatment. The spread of infection through bacteria is something that can be prevented with linens that stop bacteria growth.

Garmatex’s Kottinu® – with the antimicrobial properties of Bact-Out® – is poised to penetrate the medical segment as an alternative to non-performing, cotton-based materials or materials based on synthetics that are more susceptible to harbouring microbial growths.

Kottinu® linens wick away moisture and dry at a faster rate in comparison to charged cotton sheets. Faster drying times translate to energy savings in the laundering process. Kottinu® can extend the lifespan of the linen because it is a synthetic fabric while cotton break down faster. Minimal or no shrinkage, along with stain resistance, are also attributes of synthetic fabrics which outperform cotton over time and can lead to less product being taken out of circulation. With its “cotton-like” feel Kottinu® offers an aesthetic appeal and comfort for linen users.

Competitive environment and competitive strengths

The competitive environment is divided into two key categories. 1) Fabric mills that sell directly to manufacturers. These fabric mills are identified by some of the following characteristics: typically serve a geographic region, do not have consumer facing technology, and are typically low cost producers. 2) Technology providers like Gore-Tex, Invista and Lenzing brand their fibers and sell their yarn directly to fabric mills, while ensuring that their branding is consumer facing with hangtags, and they sell to mills all over the world. In many instances, they are working directly with the wholesaler/retailer whom then nominate their technology to be used in their apparel or other finished good. This second type of competitor closely resembles our competition.

Technology and Products

GTBC has coined and the term “FiberithmTM” to represent the dynamic methodology employed to develop its fabric technologies. FiberithmTM represents the testing, analysis and evaluation of fibers used in the manufacturing of fabrics and the resulting step-by-step protocols used to formulate the fabrics with particular qualities and performance characteristics. Each GTBC FiberithmTM is a building block, complete in itself, but with an open architecture enabling fuuture development and improvement. To date, GTBC has developed over 40 distinct FiberithmTM protocols.

Moisture System Transference (“MST”) is the process which provides moisture management and at the core of our fabric technologies. MST microfiber technology bundles very fine, long-strand fibers called filaments to create performance threads. The unique blend and configuration of GTBC’s filaments within the threads creates a greater surface area for moisture to travel along. The specific knitting pattern increases the speed of moisture movement through the fabric.

Bact-Out® is GTBC’s antimicrobial protocol used in GTBC’s performance fabrics. Third part ty tested fabrics with Bact-Out® showed a control of fungi gram positive/gram negative bacteria up to 99.98% after 50 machine washes. Bact-Out® also helps to reduce the ongoing problem of body odour transference into the fabrics.

GTBC offers several performance fabric and design innovations: CoolSkin®, Kottinu®, ColdSkin, RecoverySkin, WarmSkin®, SteelSkin, T3® Technology, SlimSkin, AbsorbSkinTM, IceSkinTM and SurfSkin.

CoolSkin®, GTBC’s origin breakthrough product, is the genesis for most of our fabric technologies. It maximizes MST technology to move the skin’s moisture quickly to the surface of the fabric where it can evaporate.

Kottinu® provides a remarkable ultra-soft, cotton-like feel to microfiber. Combined with Bact-Out®, this product is an ideal replacement for cotton.

ColdSkin uses a thermal reduction process to promote extra cooling where excess heat is built up. Infused with a natural cooling agent, it promotes reduced skin temperature and assists the body to maintain a more moderate temperature while in activity.

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RecoverySkin is primarily used for compression fit garments. Studies suggest that compression garments promote blood flow to key muscle group which can reduce fatigue and lactic acid buildup while accelerating muscle recovery.

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WarmSkin® increases retention of the body’s natural heat while removing unwanted moisture from the skin. It can promote blood flow to key muscle groups which allows for comfortable performance in cold weather while reducing injuries common during cold weather activities.

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SteelSkin is a soft, pliable, woven, anti-abrasion fabric sewn into garment areas that are prone to abrasion, laceration or heavy wear. The fabric is five times stronger than steel on an equal weight basis and provides unparalleled protection with minimal weight.

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The T3® patented design resulted from an understanding of proportion and motion in the human body. The triple gusset construction design addresses all muscle groups affiliated with arm and shoulder rotational movement enabling freedom of movement by alleviating the binding and body ride-up associated with close fitting apparel.

•	SlimSkin is a body-hugging fabric that accentuates shape while allowing for comfort of movement.
•	AbsorbSkinTM absorbs up to 6 times its weight in moisture and is used in areas where a cushioning component is desired.
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IceSkin™ is engineered through a multi-layered, three-dimensional, knitting process and combines a high percentage of natural jade mineral with our CoolSkin® microfiber technology. IceSkin™ has proven to be effective in reducing skin surface temperate and can improve wearer efficiency while in activity.

•	SurfSkin is a lightweight, woven fabric and its fast drying properties makes it an ideal fabric for board shorts and surf wear.

Sales and growth strategy

We intend to deploy our unique fabric and apparel design technologies throughout multiple industry segments, especially high-growth market segments: sports, medical, industrial, lifestyle and promotional.

Emerging Growth Company Status

We are an “emerging growth company” as defined under the Jumpstart our Business Startups Act (the “JOBS Act”). We expect to remain an “emerging growth company” for up to five years. As an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to:

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not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes- Oxley Act (we also will not be subject to the auditor attestation requirements of Section 404(b) as long as we are a “smaller reporting company”, which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Employees

Our company is currently operated by Devon Loosdrecht, our CEO, president, chief financial officer, treasurer and sole director. We do not anticipate hiring employees in the near future. We intend to employ CEO of GTBC to implement our intended business plan and plan of operations.

ITEM 1A.	RISK FACTORS

You should carefully consider each of the risks and uncertainties described below and elsewhere in this Current Report on Form 8-K, as well as any amendments or updates reflected in subsequent filings with the SEC. We believe these risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results and could materially and adversely affect our business operations, results of operations, financial condition and liquidity. Further, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our results and business operations.

Risks Associated with Our Business

The fabric sale is a new operation of the Company with a limited operating history and history of business, revenue generation or production history.

The Company has never been engaged in the fabric sale. There could be limited value to the current portfolio of technologies and raise significant doubt about our commercial viability. Our future operations are dependent upon many factors, including the ability to create sales from its current portfolio of technology.

Operating results may fluctuate depending on a number of factors which may cause the value of our shares to decrease significantly.

Operating results may fluctuate as a result of a number of factors, many of which will be outside of our control. As a result of these fluctuations, financial planning and forecasting may be more difficult and comparisons of operating results on a period-to-period basis may not necessarily be meaningful. Our business can be seasonal in nature, reflecting overall economic conditions as well as client budgeting and buying patterns in the textile and technical apparel industries. This may result in the fluctuation of operating results. Further, the cyclicality and seasonality of our business could become more pronounced and may cause operating results to fluctuate more widely.

Additional funds for our planned operations will be required.

We will need substantial funding for our planned operations. No assurances can be given that we will be able to raise the additional funding that will be required for such activities. To meet such funding requirements, we will be required to undertake additional equity financing, which would be dilutive to shareholders. Debt financing, if available, may also involve restrictions on financing and operating activities. There is no assurance that additional financing will be available on terms acceptable to us or at all. If we are unable to obtain additional financing as needed, we will be required to reduce the scope of our operations.

Third-party technology licenses may not continue to be available to us in the future.

We will rely on certain technology that we license from GTBC. These third-party technology licenses may not in the future be available to us on commercially reasonable terms, or at all. The loss of any of these technology licenses could result in delays in performance of work until our company identifies, licenses and integrates equivalent technology, and it may not be able to identify, license or integrate any such equivalent technology in a timely manner or at all. Any resulting delays in performance could damage our reputation, which could materially adversely affect our business, operating results or financial condition.

Others may assert intellectual property infringement claims against us.

Infringement or misappropriation claims (or claims for indemnification resulting from such claims) against us may be asserted or prosecuted, regardless of their merit, and any such assertions or prosecutions may adversely affect our business and/or operating results. Irrespective of the validity or the successful assertion of such claims, we would incur significant costs and diversion of resources relating to the defense of such claims, which could have an adverse effect on our business, operating results or both.

If any claims or actions are asserted against us, we may seek to obtain a license of a third-party’s intellectual property rights; however, under such circumstances such a license may not be available on reasonable terms or at all. Any such litigation could result in a material adverse effect on the business, prospects and financial results of our company.

Adverse economic conditions may have an adverse effect on the business and financial results of our company.

Textiles and garments may be considered discretionary items for consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions, particularly those in Canada and the United States, and other factors such as consumer confidence in future economic conditions, fears of recession, the availability of consumer credit, level of unemployment, tax rates and the cost of consumer credit. As global economic conditions continue to be volatile or economic uncertainty remains, trends in consumer discretionary spending also remain unpredictable. The current volatility in the United States economy in particular has resulted in an overall slowing in growth in the retail sector because of decreased consumer spending, which may remain depressed for the foreseeable future. These unfavorable economic conditions may lead consumers to delay or reduce purchase of fabric products and therefore have a material adverse effect on our financial condition.

Unpredictability of demand could negatively influence our product offerings, plans operations and strategies.

Our success depends on our ability to identify and originate product trends as well as to anticipate and react to changing consumer demands in a timely manner. All of our future products are subject to changing consumer preferences that cannot be predicted with certainty. If we are unable to introduce new products or novel technologies in a timely manner or our new products or technologies are not accepted by our customers, our competitors may introduce similar products in a more timely fashion, which could hurt our goal to be viewed as a leader in performance fabric innovation. Our new products may not receive consumer acceptance as consumer preferences could shift rapidly to different types of performance fabrics or away from these types of products altogether, and our future success depends in part on our ability to anticipate and respond to these changes. Failure to anticipate and respond in a timely manner to changing consumer preferences could lead to, among other things, lower sales and excess inventory levels. Even if we are successful in anticipating consumer preferences, our failure to effectively introduce new products that are accepted by consumers could result in a decrease in net revenue and excess inventory levels, which could have a material adverse effect on our financial condition.

A growing competitive market in technologically advanced textiles could affect our ability to gain market share.

The market for performance textiles is highly competitive. It includes increasing competition from established companies who are expanding their production and marketing of performance products, as well as from frequent new entrants to the market. There can be no assurance that other companies with greater financial and technological resources will not develop similar scientifically advance fabric technologies similar to our company’s or with greater perceived benefits which would affect our ability to compete successfully against existing competitors or future entrants into the market.

Raw materials required in the manufacture of products may be susceptible availability and pricing and quality fluctuations and may adversely affect our financial results.

Our business will rely on externally sourced raw materials in our manufacturing operations, and will business with a broad range of suppliers to ensure steady supplies of high-quality raw materials at competitive prices. Many of the parts or materials used in manufacturing of our textiles are anticipated to be made from oil. If the price of crude oil rises, the purchase price of such parts or materials may increase as well. Further, unanticipated contingencies among these suppliers or if parts and materials procured by these suppliers suffer from quality problems or are in short supply, we may be forced to discontinue production. Such events, if occurred, may adversely affect our financial position and results of operations.

Brand leaders are slow to adopt new technologies and the long business development cycle could delay the return on investment of resources required to develop our business.

Textile innovation for customized product development is a collaborative effort between suppliers, our company and the customer. All play a key role to ensure the functionality and performance of the products are developed to meet the customer’s specific technical textile requirements. Technological advances in textiles are slow to be adopted by large multinational companies and approvals must be had at many stages of the buying process. As a result, the extended business development cycle and delayed of return on investment may have an adverse effect our financial condition.

We Have Limited Resources For Marketing Of Our Products And We May Not Be Able To Attract Sufficient Paying Customers To Make Our Business Sustainable.

We have limited resources for marketing of our products. Our future sales will depend in large part on our ability to attract sufficient paying customers to make our business profitable and sustainable. Also, we may not be able to attract and retain personnel or be able to build an efficient and effective marketing force, which could negatively impact sales of our products, and reduce our revenues and profitability.

The Company's Ability To Implement Its Business And Marketing Strategy

The implementation of the Company's business and marketing strategy will depend on a number of factors. These include our ability to (i) find and hire reliable and sufficiently skilled third-party marketing personnel, (ii) make our products known and establish a trusted brand to our potential end user customers, (iii) establish a significant paying customer base, (iv) obtain adequate financing on favorable terms in order to fund our business, (v) maintain appropriate procedures, policies and systems; (vi) hire, train and retain skilled employees, and (vii) operate successfully and profitably within an environment of increasing competition. The inability of the Company to manage any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on our business, financial condition and the results of our operations.

Our Operating Results May Prove Unpredictable

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: the level of commercial acceptance by the public of our products; fluctuations in the demand for our products; the amount and timing of operating costs and capital expenditures relating to the operation of and/or expansion of our business, operations, infrastructure and general economic conditions. If realized, any of these risks could have a material adverse effect on our business, financial condition and the results of operations.

The current state of capital markets, particularly for small companies, is expected to reduce our ability to obtain the financing necessary to continue our business. If we cannot raise the funds that we need to continue acquisitions and fund future business opportunities, we will go out of business and investors will lose their entire investment in our company.

Like other smaller companies, we face difficulties in raising capital for our continued operations and to consummate a business opportunity with a viable business. We may not be able to raise money through the sale of our equity securities or through borrowing funds on terms we find acceptable.

Because Devon Loosdrecht controls a large percentage of our voting stock, he has the ability to influence matters affecting our stockholders.

Devon Loosdrecht, our CEO, president, chief financial officer, treasurer and sole director, owns over 50% of our common stock and controls a majority of the votes attached to our outstanding voting securities. As a result, he has the ability to influence matters affecting our stockholders, including the election of directors, the acquisition of assets, and the issuance of securities. Because he controls a majority of votes, it would be very difficult for investors to replace our management if they disagree with the way our business is being operated. Because the influence by Mr. Loosdrecht could result in management making decisions that are in the best interest of Mr. Loosdrecht and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Our Articles of Incorporation exculpates our officers and directors from certain liability to our Company or our stockholders.

Our Articles of Incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

Risks Relating to Ownership of Our Securities

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the OTC Markets quotation system in which shares of our common stock are traded, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

•	variations in our operating results;
•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
•	changes in operating and stock price performance of other companies in our industry;
•	additions or departures of key personnel; and
•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. Although the trading price of our common shares increased significantly recently, it has historically been sporadically or “thinly-traded” meaning that the number of persons interested in purchasing our common shares at or near bid prices at certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume. Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings after paying the interest for the preferred stock, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights of our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains a specific provision that eliminates the liability of our directors and officers for monetary damages to our company and shareholders. Further, we are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

ITEM 2.	FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

Overview

We were incorporated under the laws of the State of Nevada on April 9, 2014. Following incorporation, we commenced the business of a mineral exploration company. However, as we were unable to raise sufficient funds to pursue our exploration program, we are now seeking new business opportunities with established business entities to effect a merger or other form of business combination with our company. We anticipate that any new acquisition or business opportunity that we may be party to will require additional financing. There can be no assurance, however, that we will be able to acquire the financing necessary to enable us to pursue our plan of operation and enter into such an agreement. If our company requires additional financing and we are unable to obtain such funds, our business will fail.

Results of Operations for the Years Ended April 30, 2016 and 2015

We generated no revenues for the years April 30, 2016 and 2015. We do not expect to generate revenues until we have established a new business plan and operations and successfully implemented such business plan.

We incurred operating expenses of $52,628 for the year ended April 30, 2016, compared with operating expenses of $51,493 for the year ended April 30, 2015. The most significant changes in operating expenses comprised the following: audit and accounting fees increased to $25,358 (2015 - $15,680); consulting fees decreased to $nil (2015 - $12,050); legal fees increased to $23,618 (2015 - $11,650); office expenses decreased to $500 (2015 - $3,000); mineral property acquisition costs decreased to $nil (2015 - $2,000); and transfer and filing fees decreased to $3,005 (2015 - $5,508). The difference between periods was attributable to the cessation of mineral exploration activities, the changing of directors and officers, and increased legal fees associated with the evaluation of new business opportunities, including the proposed Arrangement with Garmatex.

We incurred other expenses of $2,180 for the year ended April 30, 2016, as compared to $1,479 for the year ended April 30, 2015. Our other expenses for 2016 consisted solely of interest expense of $2,180 (2015-$1,479). Interest expense for 2016 and 2015 included $2,180 and $1,479, respectively, to reflect the interest accrued on promissory notes issued during the periods.

We incurred a net loss of $54,808 for the year ended April 30, 2016, as compared with a net loss of $52,972 for the prior year.

Results of Operations for the Three and Six months ended October 31, 2016.

We generated no revenues for the six months ending October 31, 2016 and 2015. We do not expect to generate revenues until we have established a new business plan and operations and successfully implemented such business plan.

Three months ended October 31, 2016 compared to three months ended October 31, 2015

We incurred operating expenses of $42,111 for the three months ended October 31, 2016, compared with operating expenses of $9,786 for the three months ended October 31, 2015. The most significant changes in operating expenses comprised of foreign exchange of $13,510 (2015 - $nil) and filing fees of $9,630 (2015 - $610). The difference between periods was attributable to the foreign exchange on promissory notes received from Garmatex Technologies in the aggregate amount of CDN$68,802 (US$51,322), the issuing of common shares through subscription agreements, and increased filing fees due to the merger, name change, forward split, and annual filings with SEDAR.

We incurred other income (expenses) of $5,286 for the three months ended October 31, 2016, as compared to ($502) for the three months ended October 31, 2015. Our other expenses consisted of interest expense of $616 (2015-$502) and interest income of $5,902 (2015 - $nil). Interest expense for 2016 and 2015 included $616 and $502, respectively, to reflect the interest accrued on promissory notes issued during the periods.

We incurred a net loss of $36,825 for the three months ended October 31, 2016, as compared with a net loss of $10,288 for the prior year three-month period.

Six months ended October 31, 2016 compared to six months ended October 31, 2015

We incurred operating expenses of $76,081 for the six months ended October 31, 2016, compared with operating expenses of $27,107 for the six months ended October 31, 2015. The most significant changes in operating expenses comprised of consulting fees of $16,253 (2015 - $nil) and foreign exchange of $19,422 (2015 - $3). The difference between periods was mostly attributable to a one-time fee for a mining consultants firm as well as the addition of monthly consulting fees to the President of the Company which were not present in the prior comparable period. The difference is also attributable to the foreign exchange on promissory notes received from Garmatex Technologies in the aggregate amount of CDN$589,859 (US$409,662), the issuing of common shares through subscription agreements, and increased filing fees due to the merger, name change, forward split, and annual filings with SEDAR.

We incurred other income (expenses) of $9,478 for the six months ended October 31, 2016, as compared to ($981) for the six months ended October 31, 2015. Our other expenses consisted of interest expense of $1,231 (2015-$981) and interest income of $10,709 (2015 - $nil). Interest expense for 2016 and 2015 included $1,231 and $981, respectively, to reflect the interest accrued on promissory notes issued during the periods.

We incurred a net loss of $66,603 for the six months ended October 31, 2016, as compared with a net loss of $28,088 for the prior year six-month period.

Liquidity and Capital Resources

As of April 30, 2016

As of April 30, 2016, we had cash of $51 (2015-$58) and working capital of $(7,949) (2015 - $3,481 working capital deficit).

Operating Activities

Operating activities used $13,707 in cash for the year ended April 30, 2016 as compared to $48,245 for the prior year ended April 30, 2015. The increase in cash was attributable to the capital contribution received per the indemnity agreement on the sale of common stock.

Investing Activities

Investing activities used cash of $nil for the year ended April 30, 2016 as compared to $1,150 for the year ended April 30, 2015.

Financing Activities

Financing activities provided cash of $13,700 for the year ended April 30, 2016, as compared to $14,000 for the year ended April 30, 2015, comprised of $13,700 in proceeds from notes payable.

As of October 31, 2016

As of October 31, 2016, we had total current assets of $500,556, consisting of cash in the amount of $409 and due from related party notes of $500,147. We had current liabilities of $7,678 as of October 31, 2016. Accordingly, we had working capital of $492,878 as of October 31, 2016.

Operating Activities

Operating activities used $31,863 in cash for the six months ended October 31, 2016 as compared to $11,139 used for the prior six months ended October 31, 2015. The decrease in cash was attributable to the increase in net loss and increase to interest receivable.

Investing Activities

Investing activities used cash of $182,310 for the six months ended October 31, 2016 as compared to $nil for the six months ended October 31, 2015. The increase in the use of cash was due to the advance of funds to Garmatex Technologies.

Financing Activities

Financing activities provided cash of $214,531 for the six months ended October 31, 2016, as compared to $11,200 for the six months ended October 31, 2015, which comprised of $214,531 in funds received for common stock in the Company and $11,200 in related and third party borrowings in 2015.

Based upon our current financial condition, we do not expect to have sufficient cash to operate our business at the current level for the next twelve months. We intend to fund future operations through new business sales and debt and/or equity financing arrangements, which may be insufficient to fund expenditures or other cash requirements. We plan to seek additional financing in a private equity offering to secure funding for operations. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our future business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Going Concern

Our financial statements have been prepared assuming that we will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We have incurred cumulative losses of $175,871 through October 31, 2016, expect to incur further losses in the development of our new business and have been dependent on funding operations through the issuance of convertible debt and private sale of equity securities. These conditions raise substantial doubt about our ability to continue as a going concern. Management’s plans include continuing to finance operations through the private or public placement of debt and/or equity securities and the reduction of expenditures. However, no assurance can be given at this time as to whether we will be able to achieve these objectives.

We have no established source of revenue. This has raised substantial doubt for our auditors about our ability to continue as a going concern. Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our stockholders.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Selected Financial Data

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 3.	PROPERTIES

Our principal executive offices are located at 7458 Allison Place, Chilliwack, British Columbia, Canada. The office is currently provided to us at no cost by Devon Loosdrecht, our CEO, president, chief financial officer, treasurer and sole director. We believe our current premises are adequate for our current limited operations and we do not anticipate that we will require any additional premises in the foreseeable future. We anticipate that we will continue to utilize these premises so long as the space requirements of our company do not require a larger facility. We do not own any real property.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this Current Report by: (i) each of our directors; (ii) each of our executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares of common stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

		Amount of
Title of	Name and address of	beneficial	Percent
class	beneficial owner	ownership	of class
Common	Devon Loosdrecht	1,320,000	49.7%
	7458 Allison Place
	Chilliwack, British Columbia, Canada
Common	Total all executive officers and directors (one person)	1,320,000	49.7%

Common	Other 5% Shareholders
	None

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

The person named above has full voting and investment power with respect to the shares indicated. Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

Identification of Executive Officers and Directors of the Company

The following table contains information with respect to our current executive officers and directors:

Name	Age	Principal Positions with Us
		President, Treasurer, Chief Executive Officer, Chief Financial Officer
Devon Loosdrecht	31	Secretary and sole Director

The following is a brief account of the education and business experience of our sole director and officer during the past five years, indicating his principal occupation during the period, and the name and principal business of the organizations by which he was employed:

Devon Loosdrecht

Since 2008, Mr. Loosdrecht has been the Business-to-Business Sales Consultant for Meadow Valley Meats in Chilliwack, British Columbia. In that role Mr. Loosdrecht conducts market research and analysis to deliver customized solutions aligned with daily, weekly and monthly targets, establishes and maintains strategic relations with clients to identify needs, discusses requirements and handles negotiations on payment terms, including credit and limits. Mr. Loosdrecht also served as the special project coordinator for Meadow Valley Meats from January 2007 and September 2008, in which role he contributed to multiple divisions to ensure production compliance with health and safety guidelines determined by local health authorities, managed equipment controls in terms of adherence to Health Canada guidelines and delivered supervision and guidance to production staff and equipment to align with critical control points. Mr. Loosdrecht holds a Bachelors of Business Administration degree from the University of the Fraser Valley, Business Administration, located in Abbotsford, British Columbia. Mr. Loosdrecht has not been a director or officer of any reporting company during the last five years.

Directors

Our bylaws authorize no less than one (1) director and no more than thirteen (13) directors. We currently have one director.

Term of Office

Each director of the Company serves for a term of one year and until his successor is elected and qualified at the next Annual Shareholders’ Meeting, or until his death, resignation or removal. Each officer of the Company serves for a term of one year and until his successor is elected and qualified at a meeting of the Board of Directors.

Significant Employees

None.

Family Relationships

There are no family relationships among the Company’s officers, directors or persons nominated for such positions.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

The Company has not adopted any formal Code of Ethics.

Committees of the Board of Directors

The Company does not presently have a separately designated standing audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. The functions of those committees are undertaken by our Board of Directors

Audit Committee

The Company has not established a separately designated standing audit committee. However, the Company intends to establish a new audit committee of the Board of Directors that shall consist of independent directors. The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee shall at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

ITEM 6.	EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended April 30, 2016;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended April 30, 2016; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at April 30, 2016,

who we will collectively refer to as “named executive officers”, for all services rendered in all capacities to our company for the years ended April 30, 2016 and 2015, are set out in the following table:

SUMMARY COMPENSATION TABLE

						Non-Equity	Nonqualified
Name and				Stock	Option	Incentive Plan	Deferred	All Other
principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
position	Year	($)	($)	($)	($)	($)	Earnings ($)	($)	($)
Devon Loosdrecht(1)
President, CEO, Chief Financial	2016	0	0	0	0	0	0	0	0
Officer, Treasurer, Secretary and	2015	0	0	0	0	0	0	0	0
Director
Keith Gracy(2)
Former Secretary	2016	0	0	0	0	0	0	0	0
	2015	0	0	0	0	0	0	0	0

Mike Gilliland(2)
Former President, CEO, Chief	2016	0	0	0	0	0	0	0	0
Financial Officer, Secretary,	2015	0	0	0	0	0	0	0	0
Treasurer and Director
Jose Montes(3)
Former President, CEO, Chief Financial	2016	0	0	0	0	0	0	0	0
Officer, Secretary, Treasurer and	2015	0	0	0	0	0	0	0	0
Director

(1)	Mr. Loosdrecht was appointed to all positions effective March 14, 2016.
(2)	Mr. Gracey resigned as Secretary effective Feb 27, 2017.
(3)	Mr. Gilliland was appointed to all positions effective June 8, 2015 and resigned from all positions effective March 14, 2016.
(4)	Mr. Montes was appointed to all positions at incorporation and resigned from all positions effective June 8, 2015.

Narrative Disclosure to Summary Compensation Table

We have not paid any compensation to any of our directors or officers, nor do we have any arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board from time to time.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Outstanding Equity Awards at Fiscal Year-End

As at April 30, 2016, we had not adopted any equity compensation plan and no stock, options or other equity securities were awarded to our executive officers during the year ended April 30, 2016.

Compensation of Directors

We have no formal plan for compensating our directors for their services as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.

ITEM 7.	CERTAIN RELATIONSHIPSANDRELATEDPARTYTRANSACTIONS,AND DIRECTOR INDEPENDENCE

Related Party Transactions

Other than as disclosed below, none of the following parties has, since incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

(i)	any of our directors or officers;

(ii)	any person proposed as a nominee for election as a director;

(iii)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iv)	any of our promoters; and

(v)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

1.

On April 30, 2014 our founder, former president, CEO, CFO, and former sole director, Jose Montes, contributed our initial equity capital by purchasing 1,800,000 shares of common stock in exchange for $13,500 at a price of $0.0006 per share.

2.

2. On April 28, 2014, Mr. Montes loaned us $22,000 which is evidenced by a promissory note in the amount of $22,000 with interest accruing on the principal amount of 6% per annum and due on December 31, 2018.

3.

On October 28, 2014, Mr. Montes loaned us $5,000 which is evidenced by a promissory note in the amount of $5,000 with interest accruing on the principal amount of 6% per annum and due on December 31, 2018.

4.	On May 15, 2015, Mr. Montes returned 480,000 shares of common stock to us, which were subsequently cancelled for $nil consideration.

5.

On June 2, 2015, AutoHouse Technologies Inc. (“AutoHouse”), a company controlled by Mike Gilliland, our sole director and officer, loaned our company $6,000 we issued it a promissory note in the amount of $6,000. The promissory note is unsecured, bears interest at 6% per annum, and matures on December 31, 2018.

6.

On June 8, 2015, AutoHouse loaned our company $1,500 and we issued it a promissory note in the amount of $1,500. The promissory note is unsecured, bears interest at 6% per annum, and matures on December 31, 2018.

7.

On September 11, 2015, AutoHouse loaned our company $100 and we issued it a promissory note in the amount of $100. The promissory note is unsecured, bears interest at 6% per annum, and matures on December 31, 2018.

8.	On March 14, 2016, Mr. Montes, a majority shareholder, assigned and transferred his controlling interest in 1,320,000 shares of our common stock to Mr. Loosdrecht.

9.

On April 22, 2016, the Company received a promissory note in the amount of CDN$100,000 (US$79,776) from Garmatex Technologies, pursuant to the secured and subordinated loan agreement dated April 8, 2016. The note was bearing interest at 5% per annum, payable semi-annually prior to maturity no later than nine months from the advancement date.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of the Company’s Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Director” means a person other than an Executive Officer or employee or any other individual having a relationship, which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, we have no independent directors.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 8.	LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against the Company, nor is the Company involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which directors, officers or any affiliates, or any registered or beneficial shareholders, of the Company is an adverse party or has a material interest adverse to the interests of the Company.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITYAND RELATED STOCKHOLDER MATTERS

Market Price and Dividends

Our common stock is currently quoted on the OTC Pink operated by the OTC Markets Group, under the symbol “GRMX.” To date, limited trading has occurred in our stock. We have never declared or paid any cash dividends on our common stock nor do we intend to do so in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any applicable contractual restrictions and such other factors as our board of directors deems relevant.

Re-Purchase of Equity Securities

None.

Securities Authorized for Issuance under Equity Compensation Plan

None.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

We closed an issue of 1,800,000 pre-split shares of common stock on April 30, 2014 to Mr. Jose Montes, our former president, CEO, CFO, and director. Mr. Montes acquired these shares in exchange for $13,500 at a price of $0.0075 per pre-split share. These shares were issued pursuant to Section 4(a)(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising.

On June 3, 2016, we sold 100,000 units at CAD$5.00 per unit for gross proceeds of CAD$500,000 to five purchasers. Each unit was comprised of one pre-split share of common stock of the Company and one-half of one non-transferable common stock purchase warrant, and each whole common stock purchase warrant entitles the holder thereof to purchase one additional pre-split share of common stock of the Company at a price of US$7.50 per share for two years. The Company relied on the exemption from registration under the U.S. Securities Act of 1933, as amended provided by Regulation S with respect to the purchasers based on representations and warranties provided by the purchasers of the units in their respective subscription agreements entered into between the Company and each of the purchasers.

On July 17, 2016, we sold 10,000 units at CAD$5.00 per unit for gross proceeds of CAD$50,000 to one purchaser. Each unit was comprised of one pre-split share of common stock of the Company and one-half of one non-transferable common stock purchase warrant, and each whole common stock purchase warrant entitles the holder thereof to purchase one additional pre-split share of common stock of the Company at a price of CAD$7.50 per share for two years. The Company relied on the exemption from registration under the U.S. Securities Act of 1933, as amended provided by Regulation S with respect to the purchasers based on representations and warranties provided by the purchasers of the units in their respective subscription agreements entered into between the Company and each of the purchasers.

On July 28, 2016, we sold 23,529 units at USD$4.25 per unit for gross proceeds of USD$100,000 to one purchaser. Each unit was comprised of one pre-split share of common stock of the Company and one-half of one non-transferable common stock purchase warrant, and each whole common stock purchase warrant entitles the holder thereof to purchase one additional pre-split share of common stock of the Company at a price of US$7.50 per share for two years. The Company relied on the exemption from registration under the U.S. Securities Act of 1933, as amended provided by Regulation S with respect to the purchasers based on representations and warranties provided by the purchasers of the units in their respective subscription agreements entered into between the Company and each of the purchasers.

On October 3, 2016, we sold 223,529 units at USD$0.34 per unit for gross proceeds of USD$76,000 to one purchaser. Each unit was comprised of one share of common stock of the Company and one-half of one non-transferable common stock purchase warrant, and each whole common stock purchase warrant entitles the holder thereof to purchase one additional share of common stock of the Company at a price of US$0.60 per share for two years. The Company relied on the exemption from registration under the U.S. Securities Act of 1933, as amended provided by Regulation S with respect to the purchasers based on representations and warranties provided by the purchasers of the units in their respective subscription agreements entered into between the Company and each of the purchasers.

On November 22, 2016, we sold 2,000,000 units at USD$0.05 per unit for gross proceeds of USD$100,000 to two purchasers. Each unit was comprised of one share of common stock of the Company and one-half of one non-transferable common stock purchase warrant, and each whole common stock purchase warrant entitles the holder thereof to purchase one additional share of common stock of the Company at a price of US$0.60 per share for two years. The Company relied on the exemption from registration under the U.S. Securities Act of 1933, as amended provided by Regulation S with respect to the purchasers based on representations and warranties provided by the purchasers of the units in their respective subscription agreements entered into between the Company and each of the purchasers.

On February 17, 2017, we sold 161,765 units at USD$0.34 per unit for gross proceeds of USD$55,000 to two purchasers. Each unit was comprised of one share of common stock of the Company and one-half of one non-transferable common stock purchase warrant, and each whole common stock purchase warrant entitles the holder thereof to purchase one additional share of common stock of the Company at a price of US$0.60 per share for two years. The Company relied on the exemption from registration under the U.S. Securities Act of 1933, as amended provided by Regulation S with respect to the purchasers based on representations and warranties provided by the purchasers of the units in their respective subscription agreements entered into between the Company and each of the purchasers.

ITEM 11.	DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our Articles of Incorporation authorize us to issue 1,125,000,000 shares of common stock, par value $0.001. As of the date of this Current Report 35,392,641 shares of our common stock were issued and outstanding and we have zero shares of our common stock reserved for options, warrants and other commitments.

Preferred Stock

Our Articles of Incorporation authorize us to issue 10,000,000 shares of preferred stock; no shares of preferred stock have been issued.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of preferred stock, all rights to vote and all voting power shall be vested in the holders of common stock. Each share of common stock shall entitle the holder thereof to one vote.

No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of preferred stock, cumulative voting by any shareholder is expressly denied.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Nevada Revised Statutes for a more complete description of the rights and liabilities of holders of our securities.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of our company will be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the unlawful payment of dividends. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we may have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item 13.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTINGAND FINANCIAL DISCLOSURE

On May 15, 2015, we dismissed DeJoya Griffith, LLC (the “Former Accountant”) as our independent auditor. Also on May 15, 2015, we appointed Malone Bailey LLP (the “New Accountant”) as our new independent registered public accounting firm.

The Former Accountant’s audit reports on the financial statements for our fiscal year ended April 30, 2014 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, with exception of uncertainty regarding our ability to continue as a going concern.

During the fiscal year ended April 30, 2014, and through the subsequent periods ended May 15, 2015, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such periods.

During the fiscal year ended April 30, 2014, and through the subsequent periods ended May 15, 2015, there were the following “reportable events” (as such term is defined in Item 304 of Regulation S-K). As disclosed in Part I, Item 4 of the Company’s Form 10-Q for the quarterly period ended January 31, 2015, the Company’s management determined that the Company’s internal controls over financial reporting were not effective as of the end of such period due to the existence of material weaknesses related to the following:

Material weaknesses exist in the segregation of duties required for effective controls and various reconciliation and control procedures not regularly performed due to the lack of staff and resources.

These material weaknesses have not been remediated as of the date of this Current Report on Form 8-K.

Other than as disclosed above, there were no reportable events during the fiscal year ended April 30, 2014, and through the subsequent periods ended May 15, 2015.

Prior to retaining the New Accountant, we did not consult with the New Accountant regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item 15.

END OF FORM 10 DISCLOSURE

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

In accordance with Item 9.01(a), our audited financial statements for the years ended April 30, 2016 and 2015, as well as unaudited financial statements for the period ended October 31, 2016, were filed with the SEC on From 10-K and 10-Q on August 10, 2016 and December 12, 2016, respectively.

     (d) Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit	Filing
3.01	Articles of Incorporation	Filed with the SEC on June 20, 2014, as part of our Registration Statement on Form S-1.
3.02	Articles of Merger	Filed with the SEC on August 16, 2016, as part of our Current Report on Form 8-K.
3.03	Bylaws	Filed with the SEC on June 20, 2014, as part of our Registration Statement on Form S-1.
10.01	Sublicense Agreement dated March 8, 2017between the Company and Garmatex Technologies, Inc.	Filed herewith.
10.02	Amendment No. 1 to the Arrangement Agreement between the Company and Garmatex Technologies, Inc.	Filed herewith.
10.03	Garmatex Trademark & Technology License Agreement dated March 9, 2017 between the Company and Garmatex Technologies, Inc.	Filed herewith.
10.04	Settlement Agreement and General Mutual Release dated March 2017 between the Company and Garmatex Technologies, Inc.	Filed herewith.
10.05	Assignment Agreement dated March 9, 2017 by and among Garmatex Technologies, Inc., Garmatex, Inc. and the Company	Filed herewith.
10.06	Amendment and Termination Agreement dated March 9, 2017 by and among Garmatex Technologies, Inc., Garmatex, Inc. and the Company	Filed herewith.
99.1	Audited Financial Statements	Filed as Exhibits to the Compamy’s Form 10- K for the period ended April 30, 2016, filed with the SEC August 10, 2016
99.2	Unaudited Financial Statements	Filed as Exhibits to the Compamy’s Form 10- Q for the period ended October 31, 2016, filed with the SEC on December 12, 2016
99.3	Press release dated March 15, 2017	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARMATEX HOLDINGS LTD.

Dated: March 16, 2017	/s/ Devon Loosdrecht
Devon Loosdrecht
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director